                                                                             newsrelease
CTS CORPORATION  Elkhart, Indiana 46514 (574) 523-3800

April 27, 2010
FOR RELEASE:  Immediately

CTS ANNOUNCES FIRST QUARTER 2010 RESULTS

Reports Improved Revenues, Profits and Cash Flow Year-Over-Year
Increases Guidance for 2010

Elkhart, IN…CTS Corporation (NYSE: CTS) today announced first quarter 2010 revenues of $129.4 million, an increase of 10% from revenues of $118.1 million in the same period last year. Net earnings were $4.4 million, or $0.13 per diluted share, in the first quarter 2010 compared to a net loss of $35.6 million, or $1.06 per share, in the first quarter of 2009. Excluding charges for restructuring and non-cash goodwill impairment, net loss in the first quarter of 2009 was $1.1 million, or $0.03 per share. Higher sales, improved gross margins and favorable segment mix contributed to the increase in first quarter earnings compared to the same period last year.

Components and Sensors segment sales increased 74% from the same period last year, reflecting strong growth in global light vehicle production, particularly in North America, and higher market share. First quarter 2010 sales of sensor and actuator products more than doubled from the same period last year, with increases across all product lines. Sales of electronic component products increased 37% year-over-year signaling a rebound in the economic activity. As a result, Components and Sensors segment sales, as a percent of total company sales, increased to 57% from 36% in the first quarter of 2009.

EMS segment sales decreased 26% from the same period last year with mixed results by market. Sales in defense and aerospace and medical markets declined due to launch delays in certain programs and sales in the computer market declined resulting from previously announced planned end-of-life sales reductions. However, sales in the communications market increased 21% quarter-over-quarter, while sales in the industrial market were flat.

Cash flow generated from operations was $5.3 million in the first quarter of 2010 compared to a $4.0 million cash usage in the same period last year.

Commenting on first quarter results, Vinod M. Khilnani, CTS Chairman and Chief Executive Officer, stated, “We have started the year on a positive note, achieving strong earnings and cash flow. CTS’ cost management actions, combined with record business wins last year, have positioned the Company to better serve its customers and enhance shareholder value.”

Based on the first quarter results and current outlook, assuming no new significant economic weakness, management anticipates full-year 2010 sales to increase 12%-20% over 2009, compared to the previous guidance of 10%-15% increase year-over-year. Full-year 2010 diluted earnings per share are now estimated in the range of $0.52 to $0.60 compared to the previous range of $0.45 to $0.53.

SEGMENT INFORMATION

(Dollars in millions)

	First Quarter		First Quarter		Fourth Quarter
	2010		2009		2009
		Segment		Segment		Segment
	Net	Operating	Net	Operating	Net	Operating
	Sales	Earnings / (loss)	Sales	(Loss) / earnings	Sales	Earnings
Components and Sensors	$73.4	$9.0	$42.3	$ (3.4)	$65.5	$7.6
Electronics Manufacturing Services (EMS)	56.0	(2.7)	75.8	3.3	68.4	0.7
Segment Operating Earnings / (loss)		6.3		(0.1)		8.3
Expenses not allocated to business segments:
- Restructuring and related charges				(2.2)
- Goodwill impairment				(33.2)
Total	$129.4	$6.3	$118.1	(35.5)	$133.9	$8.3

Components & Sensors: Components and Sensors first quarter 2010 sales increased $31.1 million, or 74%, from the first quarter of 2009.  The sales improvement resulted from higher automotive sensor and actuator product and electronic component product demand, across essentially all product lines. Segment operating earnings of $9.0 million were $12.4 million favorable to the first quarter of 2009 due to higher volumes and improved margins.

Components and Sensors sales increased $8.0 million, or 12%, from the fourth quarter of 2009 reflecting increased demand in both electronic component and automotive sensor and actuator products. Segment operating earnings increased $1.5 million primarily on higher sales.

EMS: EMS sales decreased $19.9 million, or 26%, from the first quarter of 2009 reflecting lower sales primarily in the defense and aerospace, medical and computer markets, partially offset by increased sales in the communications market. Segment operating loss of $2.7 million compares to operating earnings of $3.3 million in the first quarter of 2009, resulting primarily from lower sales.

EMS sales decreased $12.5 million, or 18%, from the fourth quarter 2009, primarily from decreased demand in the defense and aerospace and medical markets. Sales in the industrial market increased 5%. The segment operating loss of $2.7 million compared to earnings of $0.7 million in the fourth quarter 2009 due to lower sales.

Conference Call
As previously announced, the Company has scheduled a conference call on Wednesday, April 28, 2010 at 11:00 a.m. EDT. Those interested in participating may dial 800-230-1092 (612-234-9960, if calling from outside the U.S.). No access code is needed. There will be a replay of the conference call available from 1:30 p.m. EDT on Wednesday, April 28, 2010, through 11:59 p.m. EDT on Tuesday, May 4, 2010. The telephone number for the replay is 800-475-6701 (320-365-3844, if calling from outside the U.S.). The access code is 153620. There will also be a live audio webcast of the conference call which can be accessed directly from the Web sites of CTS Corporation (www.ctscorp.com), StreetEvents (www.StreetEvents.com), Netscape (www.netscape.com), Compuserve (www.compuserve.com) and others. AOL subscribers will have access through the Personal Finance section of AOL.

About CTS
CTS is a leading designer and manufacturer of electronic components and sensors and a provider of electronics manufacturing services (EMS) to OEMs in the automotive, communications, medical, defense and aerospace, industrial and computer markets. CTS manufactures products in North America, Europe and Asia. CTS' stock is traded on the NYSE under the ticker symbol "CTS.”  To find out more, visit the CTS Web site at www.ctscorp.com.

Safe Harbor Statement
This press release contains statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, any financial or other guidance, statements that reflect our current expectations concerning future results and events and any other statements that are not based solely on historical fact. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to certain risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from those presented in the forward-looking statements, including, without limitation: changes in the economy generally and in respect to the businesses in which CTS operates, including those resulting from the current global financial and credit crisis; pricing pressures and reduction in demand for CTS’ products, especially if economic conditions do not recover or continue to worsen in CTS’ served markets, including but not limited to: the automotive, computer equipment or communications markets; disruption, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged by CTS and the availability and cost of credit in the future; the financial condition of our customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability or ongoing viability; risks associated with CTS’ international operations, including trade and tariff barriers; currency fluctuations and their effects on our results of operations and financial position; changes in performance of equity and debt markets that could affect the valuation of the assets in CTS’ pension plans and the accounting for pension assets, liabilities and expenses; political and geopolitical risks; rapid technological change in the automotive, communications and computer industries; reliance on key customers; CTS’ ability to protect its intellectual property; and potential costs and liabilities related to the recent Toyota recall. For more detailed information on the risks and uncertainties associated with CTS’ business, see the reports CTS files with the Securities and Exchange Commission available at http://www.ctscorp.com/investor_relations/investor.htm.  CTS undertakes no obligation to publicly update its forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.

Contact:                 Donna L. Belusar, Senior Vice President and Chief Financial Officer, or
Mitchell J. Walorski, Director of Investor Relations
CTS Corporation, 905 West Boulevard North, Elkhart, IN 46514
Telephone (574) 523-3800  FAX (574) 293-6146

CTS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS) - (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended
	April 4,	March 29,
	2010	2009

Net sales	$ 129,403	$ 118,131

Costs and expenses:
Cost of goods sold	98,924	98,302
Selling, general and administrative expenses	19,549	16,620
Research and development expenses	4,583	3,353
Restructuring and impairment charges	-	2,243
Goodwill impairment	-	33,153

Operating earnings/(loss)	6,347	(35,540)

Other expense:
Interest expense, net of interest income	(182)	(818)
Other	(484)	(321)
Total other expense	(666)	(1,139)

Earnings/(loss) before income taxes	5,681	(36,679)

Income tax expense/(benefit)	1,250	(1,030)

Net earnings/(loss)	$ 4,431	$ (35,649)

Net earnings/(loss) per share:
Basic	$ 0.13	$ (1.06)

Diluted	$ 0.13	$ (1.06)

Cash dividends declared per share	$ 0.03	$ 0.03

Average common shares outstanding:
Basic	33,955	33,744

Diluted	34,749	33,744

CTS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS - AS ADJUSTED (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended
	April 4,	March 29,
	2010	2009
	GAAP	Adjusted

Net sales	$ 129,403	$ 118,131

Costs and expenses:
Cost of goods sold	98,924	98,302
Selling, general and administrative expenses	19,549	16,620
Research and development expenses	4,583	3,353

Adjusted operating earnings/(loss)	6,347	(144)

Other expense:
Interest expense, net of interest income	(182)	(818)
Other	(484)	(321)
Total other expense	(666)	(1,139)

Adjusted earnings/(loss) before income taxes	5,681	(1,283)

Adjusted income tax expense/(benefit)	1,250	(152)

Adjusted net earnings/(loss)	$ 4,431	$ (1,131)

Adjusted net earnings/(loss) per share:
Basic	$ 0.13	$ (0.03)

Diluted	$ 0.13	$ (0.03)

Cash dividends declared per share	$ 0.03	$ 0.03

Average common shares outstanding:
Basic	33,955	33,744

Diluted	34,749	33,744

See reconciliation and explanation of net earnings to adjusted net earnings attached.

CTS Corporation and Subsidiaries
Condensed Consolidated Balance Sheets - (Unaudited)
(In thousands of dollars)

	April 4,	December 31,
	2010	2009

Cash and cash equivalents	$ 58,764	$ 51,167
Accounts receivable, net	74,073	71,718
Inventories, net	60,000	54,348
Other current assets	18,004	16,502
Total current assets	210,841	193,735

Property, plant & equipment, net	78,600	81,120
Other assets	132,998	132,802

Total Assets	$ 422,439	$ 407,657

Notes payable and current portion
of long-term debt	$ -	$ -
Accounts payable	59,531	52,344
Other accrued liabilities	36,697	38,172
Total current liabilities	96,228	90,516

Long-term debt	56,000	50,400
Other obligations	19,016	19,287

Shareholders' equity	251,195	247,454

Total Liabilities and
Shareholders' Equity	$ 422,439	$ 407,657

CTS CORPORATION AND SUBSIDIARIES
OTHER SUPPLEMENTAL INFORMATION

Earnings/(loss) per share

The following table reconciles GAAP earnings/(loss) per share to adjusted earnings/(loss) per share for the Company:

	Three Months Ended
	4-Apr	29-Mar
	2010	2009

GAAP net earnings/(loss) per share	$ 0.13	$ (1.06)
Tax affected charges:
Restructuring charge	-	0.05
Goodwill impairment	-	0.98
Adjusted earnings/(loss) per share	$ 0.13	$ (0.03)

Adjusted earnings/(loss) per share is a non-GAAP financial measure. The most directly comparable GAAP financial measure is diluted earnings/(loss) per share. CTS calculates adjusted earnings/(loss) per share to exclude the per share impact associated with our restructuring and goodwill impairment charges. We exclude the impact of these items because they are discrete events which have a significant impact on comparable GAAP financial measures and could distort an evaluation of our normal operating performance. CTS uses adjusted earnings/(loss) per share measures to evaluate overall performance, establish plans and perform strategic analysis. Using adjusted earnings/(loss)
per share measures avoids distortion in the evaluation of operating results by eliminating the impact of events which are not related to normal operating performance. Because adjusted earnings/(loss) per share measures are based on the exclusion of specific items, they may not be comparable to measures used by other companies which have similar titles.
CTS' management compensates for this limitation when performing peer comparisons by evaluating both GAAP and non-GAAP financial measures reported by peer companies. CTS believes that adjusted earnings/(loss) per share measures are useful to its management, investors and stakeholders in that they:

- provide a truer measure of CTS' operating performance,
- reflect the results used by management in making decisions about the business, and
- help review and project CTS' performance over time.

We recommend that investors consider both actual and adjusted earnings per share measures in evaluating the performance of CTS with peer companies.

Segment Operating Earnings/(loss)

Segment operating earnings/(loss) is a non-GAAP financial measure outside the context of Accounting Standards Codification ("ASC") 280, which require reconciliation in the notes to the Company's financial statements.  The most comparable GAAP term is operating earnings/(loss).  Segment operating earnings/(loss) always exclude the effects of charges for restructuring and goodwill impairment when they are incurred by the Company.  Segment operating earnings/(loss) exclude interest expense, and other non-operating income/(expense) and income taxes according to how a particular segment is measured.  CTS' management provides the segment operating earnings/(loss) measure to provide consistency between segment information in its earnings release and the business segment discussion in the notes to its financial statements.

CTS CORPORATION AND SUBSIDIARIES
RECONCILIATION OF CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) EARNINGS - (UNAUDITED) TO CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) EARNINGS - AS ADJUSTED (UNAUDITED)

(In thousands, except per share amounts)
	Three Months Ended			Three Months Ended
	March 29,			March 29,
	2009	Adjustments	Note	2009
	GAAP			Adjusted
Net sales	$ 118,131			$ 118,131

Costs and expenses:
Cost of goods sold	98,302			98,302
Selling, general and administrative expenses	16,620			16,620
Research and development expenses	3,353			3,353
Restructuring and impairment charges	2,243	(2,243)	A	-
Goodwill Impairment	33,153	(33,153)	B	-

Operating (loss)/earnings	(35,540)	35,396		(144)

Other (expense)/income:
Interest expense, net of interest income	(818)			(818)
Other	(321)			(321)
Total other expense	(1,139)			(1,139)

(Loss)/earnings before income taxes	(36,679)	35,396		(1,283)

Income tax (benefit)/expense	(1,030)	(878)		(152)

Net (loss)/earnings	$ (35,649)	$ 34,518		$ (1,131)

Net (loss)/earnings per share:
Basic	$ (1.06)	$ 1.03		$ (0.03)
				-
Diluted	$ (1.06)	$ 1.03		$ (0.03)

Cash dividends declared per share	$ 0.03			$ 0.03

Average common shares outstanding:
Basic	33,744			33,744

Diluted	33,744			33,744

Notes:
A.	This adjustment pertains to restructuring charges that occurred in the first quarter of 2009 as a result of a company-wide restructuring plan.

B.	This adjustment pertains to the impairment of the carrying value of goodwill.